Exhibit 1.01
Valmont Industries, Inc.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2016
INTRODUCTION
Valmont Industries, Inc. is a diversified global producer of fabricated metal products and a leading producer of steel, aluminum and composite pole, tower and other structures in its Engineered Support Structures (ESS) segment, steel and concrete pole structures in its Utilities Support Structures (Utility) segment and is a global producer of mechanized irrigation systems in its Irrigation segment.  Within its Energy and Mining segment, Valmont manufactures industrial access systems, grinding media used in mining operations, and complex steel structures used in wind energy and utility transmission applications outside the United States.  Valmont also provides metal coating services, including galvanizing, painting and anodizing in its Coatings segment. Valmont products sold through its ESS segment include outdoor lighting and traffic control structures, and roadway safety structures, wireless communication structures and components.  Valmont pole structures sold through its Utility segment support electrical transmission and distribution lines and related power distribution equipment. Valmont's Irrigation segment produces mechanized irrigation equipment that delivers water, chemical fertilizers and pesticides to agricultural crops. Customers and end-users of Valmont products include state and federal governments, contractors, utility and telecommunications companies, manufacturers of commercial lighting fixtures and large farms as well as the general manufacturing sector.
This Report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and statements issued by the Securities and Exchange Commission for the reporting period from January 1 to December 31, 2016.
This Report relates to the process undertaken for Valmont products that were manufactured, or contracted to be manufactured, during calendar year 2016 and that may contain gold, tantalum, tin, and tungsten.
Valmont Policy
Valmont supports the objective of preventing armed groups in the Democratic Republic of the Congo (DRC) or adjoining countries from benefitting from sourcing of conflict minerals from that region. Conflict minerals include gold, tin, tantalum, and tungsten (collectively, the "3TG"). The Dodd-Frank Act and related SEC rules require public companies to report to the SEC the presence of conflict minerals originating in the DRC or adjoining countries in the products they manufacture or contract to manufacture if the conflict minerals are necessary to the functionality or the production of a product.
Valmont does not source conflict minerals directly from smelters or mines. Valmont evaluates its product line to determine which components of its products supplied by third parties may contain any of the 3TG necessary to product functionality or production. When Valmont determines a third party component contains any of these minerals, it surveys the suppliers of the product component on their sourcing, using an industry-approved survey for conflict minerals.
Valmont is committed to responsible conflict-free sourcing and to working with its suppliers to ensure they share this philosophy and are engaged in responsible conflict-free sourcing.
DUE DILIGENCE
Design of Due Diligence
Valmont designed its due diligence measures in all material respects to conform to the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on tantalum, tin, tungsten, and gold.
Due Diligence Performed
In connection with identifying and assessing 3TG in the supply chain, Valmont engaged in meetings with its internal management of group presidents and selected engineers to determine during 2016 if any 3TGs were necessary to the functionality of Valmont products or production.  This evaluation, conducted annually, included an analysis of components purchased by Valmont necessary for the production of its products, and a review of whether changes in production or product formulas had occurred since the 2015 product evaluation. The evaluation was designed to ascertain:
•	if any of the 3TG were contained in any products produced at Valmont manufacturing facilities or used in the production process;
•	if any of the 3TG were necessary to the functionality or necessary to the production of a product manufactured or contracted to be manufactured at Valmont manufacturing facilities; and
•
if any of the 3TG were contained in any products, used in the production process, or necessary to the functionality or production then whether any of the used 3TG were sourced from or originated from the DRC or an adjoining country.

Based on its evaluation, Valmont determined that gold, tantalum and tin may be present in certain circuit boards, and related connectors and capacitors, manufactured by its suppliers and used in Valmont's irrigation product line.
These suppliers were asked to undertake the following actions:
•	Determine if any of their products / components contain tin, tungsten, tantalum, and / or gold.
•
Identify all the smelters in their supply chain that supply tin, tantalum, tungsten, and / or gold (and if the supplier did not source directly from smelters, then pass the request up its supply chain).

•	Complete and return the EICC/GeSI Conflict Mineral Reporting Template.
The EICC/GeSI Conflict Minerals Reporting Template used by Valmont is an industry-standard survey template for conflict minerals. Valmont advised the suppliers that ultimately Valmont intended to assure itself that products and components in its supply chain do not contain metals that have contributed to the conflict in the DRC and adjoining countries.
Due Diligence Responses
Responses were received from the suppliers of a majority of the electrical components purchased by Valmont's irrigation division in 2016. Seventy-two percent of the suppliers responded, and indicated that one or more of 3TG is necessary to the functionality of the electrical components they supply to us.  Valmont's revenues in 2016 were in excess of $2.5 billion and its purchases from the relevant suppliers for all products, including products without 3TG, were approximately $26.7 million.  Suppliers provided smelter/refiner information on hundreds of smelters/refiners and advised that they were continuing efforts to collect smelter/refiner data from their suppliers. A list of those smelters/refiners is included in Exhibit A.  Some suppliers did not respond notwithstanding repeated inquiry by Valmont.  Valmont is unable to determine conclusively the countries of origin of the 3TG.
Steps To Be Taken To Mitigate Risk
Valmont continues to enhance its due diligence process, and in accordance with its policy, is working to improve communications with its suppliers to mitigate the risk that the necessary 3TG contained in its products could benefit armed groups in the DRC or adjoining companies.

Exhibit A
Mineral	Smelter/Refinery Name
Gold	Abington Reldan Metals, LLC
Gold	Acade Noble Metal (Zhao Yuan) Corporation
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation
Gold	ANZ
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co Ltd
Gold	Asarco
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	AURA-II
Gold	Aurubis AG
Gold	Baiyin Nonferrous Group Co.,Ltd
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	CHALCO Yunnan Copper Co. Ltd.
Gold	Changzhou Chemical Research Institute Co. Ltd
Gold	Cheong Hing
Gold	Chimet S.p.A.
Gold	China Sino-Platinum Metals Co., Ltd
Gold	China Gold International Resources Co., Ltd
Gold	China Golddeal Investment Co., Ltd
Gold	China's nonferrous mining group co., Ltd
Gold	Chinese Government
Gold	Chugai Mining
Gold	Coldeco
Gold	Colt Refining
Gold	Cooson Sempsa
Gold	Daejin Indus Co. Ltd
Gold	Danyang Huaxing Metal Material Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Do Sung Corporation
Gold	Doduco
Gold	DODUCO GmbH
Gold	Dongguan Dongxu Metal Surface Hanlde Co Ltd
Gold	Dosung metal
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	DUOXIN
Gold	ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	ESG Edelmetallservice GmbH & Co. KG
Gold	Fidelity Printers and Refiners Ltd.
Gold	FSE Novosibirsk Refinery
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corp.
Gold	Gold and Siver Refining Strokes Ltd.
Gold	Gold Mining in Shandong (Laizhou) Limited Company
Gold	Gold Trading Room
Gold	Gong an ju
Gold	Government (Police Dept.)
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong grace billion Kate Fine Chemical Co., Ltd.
Gold	Guangdong Jinding Gold Limited
Gold	Guangdong MingFa Precious Metal Co.,Ltd
Gold	Guang ZHou Jin Ding
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Gwo Chern industrial Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Harima Smelter
Gold	Harmony Gold Refinery
Gold	Heesung
Gold	Heesung Catalysts Corp.
Gold	Heesung Metal Ltd
Gold	Heimerle + Meule GmbH
Gold	Henan Middle Plain Gold Smelt
Gold	Henan San Men Xia
Gold	Henan Sanmenxia Lingbao Jinyuan Mining Co., Ltd.
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Henan zhongyuan gold melter
Gold	Heraeus Ltd.
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Heraeus Precious Metals North America
Gold	Heraeus Zhaoyuan Changshu Electronic Material Co.,Ltd
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.
Gold	Hereaus Precious Metal
Gold	Hisikari Mine
Gold	HMG
Gold	Hon Hai
Gold	Hon Shen Co. Ltd
Gold	HonHai Precision Co., Ltd.
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	ICBC
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Japan Pure Chemical
Gold	Jia Lung Corp
Gold	Jiangxi Copper Co., Ltd.
Gold	Jiangxi Copper Company Limited
Gold	Jie Sheng
Gold	Jin Dong Heng
Gold	Jin Jinyin Refining Company Ltd.
Gold	JinBao Electronic Co., Ltd.
Gold	Jinchang
Gold	Jinfeng Gold Mine Smelter
Gold	Jinlong Copper Co., Ltd.
Gold	Johnson Matthey HongKong Ltd.
Gold	Johnson Matthey Inc.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kahanna Traders & Engineers
Gold	Kaloti Precious Metals
Gold	Kanfort Industrial (Yantai) Co. Ltd.
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kee Shing
Gold	Kennecott Utah Copper, LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Korea Zinc Co., Ltd.
Gold	Kunshan Jinli chemical industry reagents Co., Ltd.
Gold	KYOCERA
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L' azurde Company For Jewelry
Gold	La Caridad
Gold	L'azurde Company For Jewelry
Gold	LBMA
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LINXENS
Gold	LITTELFUSE
Gold	LONDON BULLION MARKET ASSOCIATION
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Met-Mex Peñoles, S.A.
Gold	Minsur
Gold	Mitsubishi Materials Corporation
Gold	Mitsui & Co Precious Metals Inc.
Gold	"Mitsui & Co. Precious Metals Inc. Hong Kong Branch"
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MK Electron
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morigin Company
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	N.E.Chemcat Corporation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Natsuda Sangyo Co., Ltd.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. Ltd.
Gold	Niihama Nickel Refinery
Gold	Ningbo Kangqiang
Gold	OGM
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohio Precious Metals, LLC
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"(OJSC/Krastsvetmet)
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery
Gold	Operaciones Metalurgical S.A.
Gold	PAMP S.A.
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PT Timah
Gold	PX Précinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Realized the enterprise Co., Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Rohm & Haas Elec. Mat'ls
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	Samwon Metal
Gold	Samwon Metals Corp.
Gold	SAMWON METALS Corp.
Gold	Samwon Metals Corp.
Gold	Sanmenxia hang seng Science Technology Research and Development Co., Ltd.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal
Gold	Schone Edelmetaal B.V.
Gold	Scotia Mocatta
Gold	ScotiaMocatta, The Bank of Nova Scotia
Gold	SEMPSA Joyería Platería S.A.
Gold	Sen Silver
Gold	Senju Metal Industry Co., Ltd.
Gold	Sewon Korea
Gold	Shandong Gold Mining Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd
Gold	Shandong Zhaojinlifu
Gold	Shanghai Gold Trader
Gold	Shangdong Zhaoyuanzhaojin Company
Gold	SHANGHAI GOLD EXCHANGE
Gold	Shen Zhen Thousand Island Ltd.
Gold	Shenzhen Chemicals & light industry Co., Ltd.
Gold	Shenzhen fujun material technology Co., Ltd.
Gold	Shenzhen Heng Zhong Industry Co., Ltd.
Gold	SHENZHEN TIANCHENG CHEMICAL Co., Ltd.
Gold	ShenZhen urban pubic bureau of China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	SHINKO ELECTRIC INDUSTRIES CO., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SKE (China): Shanghai Kyocera Electronics CO., Ltd.
Gold	Smelter/Processor
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sojitz
Gold	Solar Applied Materials Technology Corp.
Gold	Soochow University's
Gold	Standard Bank
Gold	Strain DS Force Shop
Gold	Sudan Gold Refinery
Gold	Sumisho
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A. S.P.A.
Gold	Tai zhou chang san Jiao electron Co., Ltd.
Gold	Tanaka Electronics
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Technic Inc.
Gold	The bank of Nova Scotia
Gold	The Gold Smelter of Guangdong, Gao Yao He Tai Gold Mining
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Hutti Gold Company
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	UBS AG Bahnhofstr.
Gold	Umicore Brasil Ltda
Gold	Umicore Galvanotechnik GmbH
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	Uniforce Metal Industrial Corp.
Gold	United Precious Metal Refining, Inc.
Gold	United Refining
Gold	Universal Precious Metals Refining Zambia
Gold	UYEMURA
Gold	Valcambi S.A.
Gold	Western Australian Mint trading as The Perth Mint
Gold	White Solder Metalurgia e Mineração Ltda.
Gold	WIELAND Edelmetalle GmbH
Gold	WILLIAMS GOLD REFINING CO INC
Gold	Williams Gold Refining Company
Gold	Williams/ Williams Brewster
Gold	Wuxi Middle Treasures Materials
Gold	Xiamen Police Station
Gold	Xiamen Tungsten Co., Ltd.
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yan Thai Zhaojin Kanfort Precision Motals incorporated Company
Gold	Yantai the country large Safina high-tech environmental Refinery Co. Ltd.
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.
Gold	Yantai Zhaojin Precious Metals Co., Ltd.
Gold	Yantai Zhaojinlifu Expensive Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yoo Chang Metal
Gold	Yunnan Chengfeng
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhao yuan gold smelter of ZhongJin gold corporation
Gold	Zhao Yuan Jin Kuang
Gold	Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Zhaojin Kanfort Precious Metals Incorporated Company
Gold	Zhaojin Mining Industry Co., Ltd.
Gold	Zhaojin Refining
Gold	Zhaojin Zhaoyuan
Gold	Zhaoyuan
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijian Kuang Ye Refinery
Gold	Zijin Mining Group Co., Ltd.
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tin	5N PLUS
Tin	AcademyPreciousMetals(China)Co., Ltd.
Tin	AIM
Tin	Aleris
Tin	Allgemeine Gold- und Silberscheideanstalt
Tin	Allied Metal Co.
Tin	Alpha
Tin	Alpha Metals Korea Ltd.
Tin	Alrec
Tin	Aluminum Alloys Inc.
Tin	Aluminum Resourced
Tin	Amalgamated Metals Corporation, Ketabang
Tin	Amalgamet
Tin	Amalgamet Inc.
Tin	American Iron and Metal
Tin	Ami Bridge Enterprise Co., Ltd.
Tin	An Thai Minerals Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co., Ltd.
Tin	Aoki Loboratories Ltd.
Tin	Arco Alloys
Tin	Asahi Metals (HK) Ltd.
Tin	Asahi Solder Technology (Wuxi) Co., Ltd.
Tin	Assaf Conductors Ltd.
Tin	ATI Metalworking Products
Tin	Atlantic Metals
Tin	Atotech
Tin	Aurubis
Tin	Ausmelt Ltd.
Tin	Balver Zinn
Tin	Beijing Oriental Guide Welding Materials Co., Ltd.
Tin	Best Metals
Tin	Bonoka.Beliting INDONESIA
Tin	Britannia Refined Metals Ltd.
Tin	Butterworth Smelter
Tin	Canfield
Tin	Carpenter Technologies
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.
Tin	Chengfeng Metals Co Pte Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chernan Technology
Tin	China Hongqiao
Tin	China Huaxi Group Nandan
Tin	China Nat'l. Non-ferrous,
Tin	China Tin Group Co., Ltd.
Tin	China Tin Lai Ben Smelter Co., Ltd.
Tin	China Tin Smelter Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cookson Alpha Metals(Shenzhen)Co., Ltd.
Tin	Cooper Santa
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	Corporation Berhad (MSC)
Tin	CSC Pure Technologies
Tin	CV Ayi Jaya
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV JusTindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	DAE CHANG IND CO LTD
Tin	Dae Kil
Tin	Daewoo International
Tin	Dr.-Ing. Max Schloetter GmbH & Co. KG
Tin	DUKSAN HI-METAL
Tin	Duoluoshan
Tin	Electroloy Coroperation Sdn Bhd
Tin	Electroloy Metal PTE LTD
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U.
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Eximetal S.A.
Tin	Feinhütte Halsbrücke GmbH
Tin	Felder GmbH - Löttechnik
Tin	Fenix Metals
Tin	Fuji Metal Mining Corp
Tin	Full armor Industries (shares) Ltd.
Tin	Funsur
Tin	Furukawa Electric
Tin	Galva Metal
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	GEJIU GOLD SMELTER MINERALS CO., Ltd.
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxi Croup Corp
Tin	GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zi-Li
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Gibbs Wire & Steel Co
Tin	Global Tungsten & Powders Corp
Tin	Grant Manufacturing and Alloying
Tin	GUANGXI CHINA TIN GROUP CO., Ltd.
Tin	Guangxi Pinggui PGMA Co., Ltd.
Tin	Guangzhou Special Copper & Electronics material Co., Ltd.
Tin	GuanXi China Tin Group Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	H.J.Enthoven & Sons is a division of H.J.Enthoven Ltd.
Tin	Hana-High Metal
Tin	Hanbaek nonferrous metals
Tin	HEESUNG MATERIAL Ltd.
Tin	Heraeus Ltd Hong Kong
Tin	Heraeus Materials Singapore Pte., Ltd.
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Heraeus Oriental Hitec Co., Ltd.
Tin	Heraeus Precious Metals GmbH & Co. KG
Tin	Heraeus Technology Center
Tin	High Quality Technology Co., Ltd.
Tin	High-Power Surface Technology
Tin	High-Tech Co., Ltd. Taiwan
Tin	Hikaru Suites Ltd.
Tin	Hitachi Cable
Tin	HL Thorne
Tin	HUA ENG WIRE&CABLE CO., Ltd.
Tin	Huaxi Guangxi Group
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Huichang Shun Tin Kam Industries, Ltd.
Tin	Hyundai-Steel
Tin	IBF IND Brasileira de ferroligas Ltd.
Tin	IMLI
Tin	Imperial Zinc
Tin	Imperial Zinc Corportion
Tin	Increasingly and Chemical Co. (Suzhou) Ltd.
Tin	Indonesia State Tin Mentok Smelter
Tin	Indonesia(Bangka)
Tin	Indonesian state tin corporation
Tin	Indonesian Tin Ingot
Tin	IPS
Tin	ISHIKAWA METAL Co., Ltd.
Tin	Jau Jan Q Enterprise Co., Ltd.
Tin	Jean Goldschmidt International
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Jiangxi Nanshan
Tin	JiangxiShunda Huichang Kam Tin Co., Ltd.
Tin	Jin Tian
Tin	Jin Zhou
Tin	JU TAI INDUSTRIAL Co., Ltd.
Tin	Kahanna Traders & Engineers
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.
Tin	Ketabang
Tin	Kewei Tin Co., Ltd.
Tin	Kihong T&G
Tin	KOBA
Tin	KOKI COMPANY LIMITED
Tin	KOKI JAPAN
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.
Tin	Kundur Smelter
Tin	Kundur Smelter
Tin	Kupol
Tin	Lai'bin China Tin Smelting Ltd.
Tin	Levitra can, Shenzhen Electronic Technology Co., Ltd.
Tin	Lingbao Jinyuan tonghu
Tin	LingbaoJinyuan tonghui
Tin	Linqu Xianggui Smelter Co., Ltd.
Tin	Linwu Xianggui Ore Smelting Co., Ltd.
Tin	Liuzhou China Tin
Tin	LUPON ENTERPRISE Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Aluminium & Alloy Sdn.Bhd
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad
Tin	Matsuo nn da Ltd.
Tin	Matsushima Metal Corporation
Tin	MCP Heck
Tin	MCP Metal Specialist Inc.
Tin	MCP Mining & Chemical Products Ltd. UK
Tin	Melt Metais e Ligas S.A.
Tin	Meng neng
Tin	Mentok Smelter
Tin	Metallic Resources Inc.
Tin	Metallo Chimique
Tin	Metallo-Chimique N.V.
Tin	Millard Wire
Tin	Mineração Taboca S.A.
Tin	Ming Li Jia smelt Metal Factory
Tin	Minsur
Tin	Misue Tin Smelter and Refinery
Tin	Mitsubishi Electric Metecs Co., Ltd.
Tin	Mitsubishi Materials Corporation
Tin	MK Electron
Tin	Modeltech Sdn Bhd
Tin	MSC
Tin	Multiple Xin precision metal electroplating factory
Tin	MUNTOK SMELTER
Tin	Nancang Metal Material Co.,Ltd
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nathan Trotter & Co.
Tin	Nathan Trotter & Co.
Tin	NGHE TIN NON-FERROUS METAL
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Nihon Genma MFG Co., Ltd.
Tin	Nihon Kagaku Sangyo Co., Ltd.
Tin	NIHON SUPERIOR CO., Ltd.
Tin	Ningbo Jintian copper (Group ) Company Limited
Tin	Nippon Filler Metals Ltd.
Tin	Nippon Filler Metals Ltd.
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	OMG
Tin	OMSA
Tin	Operaciones Metalurgica S.A.
Tin	Phoenix Metal Ltd.
Tin	Poongsan Corporation
Tin	Posco
Tin	Pro Wu Xianggui Mining Co., Ltd.
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Indra Eramulti Logam Ind.
Tin	PT Indra Eramulti Logam industri
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT O.M. Indonesia
Tin	PT Panca Mega Persada
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT REFINED BANGKA TIN
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Seirama Tin Investment
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	PT Tambang Timah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	PT Wahana Perkit Jaya
Tin	PT Yinchendo Mining Industry
Tin	PT.Indra Eramulti Logam Industri
Tin	Pure Technology
Tin	QianDao Co., Ltd.
Tin	Qualitek delta philippines
Tin	Rahman Hydrailic Tin Sdn Bhd
Tin	Rahman Hydrulic Tin Sdn Bhd
Tin	RBT
Tin	Redring Solder(M) SDN. BHD.
Tin	Resind Indústria e Comércio Ltda.
Tin	Rohm & Hass
Tin	RST
Tin	Rui Da Hung
Tin	SA Minsur
Tin	Saitamaken Irumasi Sayama ke hara
Tin	Samatron
Tin	Samhwa non-ferrorus Metal ind.co.ltd
Tin	Samtec
Tin	Samwha Non Ferrous Metal Co., Ltd.
Tin	Senju Metal Industry Co., Ltd.
Tin	SENJU METAL INDUSTRY CO.,LTD.
Tin	SGS
Tin	SGS BOLIVIA S.A.
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.
Tin	Shanghai Sinyang Semiconductor Materials
Tin	ShangHai YueQiang Metal Products Co., Ltd.
Tin	Shen Mao Solder (M) Sdn. Bhd.
Tin	Shenmao
Tin	SHENMAO TECHNOLOGY INC.
Tin	SHENZHEN CHEMICALS & LIGHT INDUSTRY Co., Ltd.
Tin	Shenzhen keaixin Technology
Tin	Shenzhen new jin spring solder products Co., Ltd.
Tin	Shenzhen Yi Cheng Industrial
Tin	Singapore LME Tin
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.
Tin	SIZER METALS PTE Ltd.
Tin	SIZER METALS PTE Ltd.
Tin	Smelter Not Listed
Tin	SMIC SENJU MALAYSIA
Tin	Soft Metais Ltda.
Tin	SOLDER COAT CO., Ltd.
Tin	SONGWON
Tin	Special Metals
Tin	Stretti
Tin	SUN SURFACE TECHNOLOGY CO., Ltd.
Tin	Super Ligas
Tin	Superior Technology 9Shenzen) Co., Ltd.
Tin	Suzhou Co., Ltd.
Tin	Taki Chemical Co., Ltd.
Tin	Talcang City Nankang Metal Materila Co., Ltd.
Tin	Tamura
Tin	TCC steel
Tin	TDK
Tin	TENNANT METAL PTY LTD.
Tin	Thai Solder Industry Corp.,Ltd.
Tin	Thailand Smelting & Refining Co., Ltd. (THAISRCO)
Tin	Thaisarco
Tin	The Miller Company
Tin	TIANSHUI LONGBO BUSINESS &TRADE Co., Ltd.
Tin	Tim Plating Gejiu
Tin	TIMA
Tin	TIMAH
Tin	Tin Products Manufacturing Co., Ltd.
Tin	Tochij
Tin	Ton Yi Industrial Corporation
Tin	Tong Ding Metal Materials Co., Ltd.
Tin	Trafilerie Carlo Gnutti S.p.A.
Tin	Traxys
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	TYCO
Tin	Umicore Haboken
Tin	Uniforce Metal Industrial Corp.
Tin	Unit Metalurgi PT Timah (Persero ) Tbk
Tin	Unit Timah Kundur PT Tambang
Tin	UNITED SMELTER
Tin	Univertical International (Suzhou) Co., Ltd.
Tin	Vishay Intertechnology
Tin	VQB Mineral and Trading Group JSC
Tin	WALSIN
Tin	WC Heraeus Hanau
Tin	Well-Lin Enterprise Co., Ltd.
Tin	Westfalenzinn J. Josh KG
Tin	Westmetall GmbH & Co. KG
Tin	White Solder Metalurgia
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Wilhelm Westmetall, Germany
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.
Tin	WKK
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Tin	Wuxi Lantronic Electronic Co Ltd
Tin	WUXI YUNXI SANYE SOLDER FACTORY
Tin	Xia Yi Metal Industries (shares) Ltd.
Tin	Xianghualing Tin Industry Co., Ltd.
Tin	XiHai
Tin	XIN WANG copper smelter
Tin	Ye Chiu Metal Recycling (China) Ltd.
Tin	Ye Chiu Metal Smelting Sdn.Bhd
Tin	Yifeng Tin Industry (Chenzhou) Co., Ltd.
Tin	YTMM
Tin	Yun Xi
Tin	Yun'an Dian'xi Tin Mine
Tin	Yunan Tin Products Manufacturing Co.,LTD.OF YTCL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Chengo Electric Smelting Plant
Tin	Yunnan Metallurgical Group Co., Ltd.
Tin	Yunnan Tin Co., Ltd. Smelting Branch
Tin	Yunnan Tin Company, Ltd.
Tin	Yunnan Tin Group
Tin	Yunnan, China Rare Metal Materials Company
Tin	Yuntinic Chemical GmbH
Tin	YunXi
Tin	Yun'xin Non-ferrous Electroanalysis Ltd.
Tin	Yutinic Reousrces
Tin	Zhangzhou Macro Real Non-Ferrous Metals
Tin	Zhangzhou Xiangcheng Hongyu Building Co., Ltd.
Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY
Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory
Tin	ZHONGSHAN TIN-KING Co., Ltd.
Tin	ZhongShi
Tin	Zhuhai Hongsheng Stannous Solder Manufacture Co,. Ltd.
Tin	Zi Jin Copper
Tin	Zong Yang Industrial Co., Ltd.
Tin	Zuhai Horyison Solder Co., Ltd.